Exhibit 99.1

Forge Announces Strategic Evolution to Deliver Customer-Centric Solutions, Drive Efficiencies Across the Business

December 27, 2022 – SAN FRANCISCO – Forge Global Holdings, Inc., (“Forge” or the “Company”) (NYSE:FRGE), a global private securities marketplace, today announced its customer-centric strategic evolution (“The Strategic Evolution”), led by its executive leadership team and which includes the promotion of several tenured Forge executives to expanded roles.

The Strategic Evolution is designed to center the business around the evolving needs of customers, align Forge’s complementary business units and accelerate the development of Forge’s technology platform in support of a unified customer experience, resulting in a more efficient and agile organization.

“Our evolution is about accelerating the network effects of the Forge platform – delivering data, markets, custody and company solutions – through an integrated, tech-enabled experience to every private market stakeholder,” said Kelly Rodriques, Chief Executive Officer of Forge. “We believe that these changes will result in more efficient operations and a best-in-class experience for all participants – including shareholders, companies, institutions, investors and partners.”

Leaders assuming new or expanded responsibility include:

•Jennifer Phillips, Chief Growth Officer, will oversee Forge’s revenue and international growth. Ms. Phillips will lead an integrated sales team spanning data, markets and custody as well as new products. Ms. Phillips, who has more than 20 years of capital markets experience, joined Forge when the Company acquired SharesPost in 2020, where she was President of SharesPost Financial Services.
•Ms. Phillips will partner with the current Chief Marketing Officer Megan Hanley, who owns all marketing and, together, Ms. Phillips and Ms. Hanley will have accountability for growth and revenue.
•Drew Sievers, currently President of Forge Trust, will assume expanded responsibility as Forge’s Chief Delivery Officer; In this role, Mr. Sievers will oversee Forge’s delivery function, including operations, product and design, and will work in partnership with Chief Technology Officer Vidya Eashwer to accelerate product and technology delivery. Mr. Sievers has more than 30 years of experience building financial technology companies and before joining Forge in 2020 was previously Chief Executive Officer of Harvest Savings & Wealth Technologies and mFoundry.
•Ms. Eashwer was promoted to Chief Technology Officer in October; Her role includes setting strategic technology vision and roadmap for Forge, with responsibility for engineering, information security and IT, and analytics and insights. Before joining Forge to lead the data team and oversee the development and deployment of Forge’s first data products, Ms. Eashwer, an experienced engineer, led teams of 100+ engineers building scalable enterprise-wide systems and designing architecture across all aspects of the software development lifecycle in her role as Head of Technology, Edge Systems at Intercontinental Exchange, parent of the New York Stock Exchange.

In addition to those named above, the executive leadership team includes Chief Financial Officer Mark Lee, Chief Legal Officer Johnathan Short and Chief People Officer Victoria Hughes.

“Our executive team has a demonstrated track record of scaling ground-breaking companies,” Mr. Rodriques said. “This team recognizes the opportunity that Forge has as a leader and innovator in this new asset class – and we’ve worked hand-in-hand to design the Strategic Evolution so we can continue to scale to achieve our bold vision for the private market.”

About Forge

Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. Securities-related services are offered through Forge Securities LLC (“Forge Securities”), a wholly-

owned subsidiary of Forge. Forge Securities is a registered broker-dealer that operates an alternative trading system and is a Member of FINRA/SIPC.

Forward-Looking Statements

This press release contains “forward-looking statements, ”which generally are accompanied by words such as “believe,” “may,” ”could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance in connection with the Strategic Evolution. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC from time to time, including in its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com

Media Contact:
Lindsay Riddell
press@forgeglobal.com